(HUBBELL LOGO)
                 Date:            April 26, 2007          NEWS RELEASE

                 For Release:     IMMEDIATELY
--------------------------------------------------------------------------------
                                                          HUBBELL INCORPORATED
                                                          584 Derby-Milford Road
                                                          P. O. Box 549
                                                          Orange, CT  06477
                                                          203-799-4100

                 Contact:         Thomas R. Conlin




                          HUBBELL REPORTS FIRST QUARTER

               NET SALES UP 9%, EARNINGS OF $.69 PER DILUTED SHARE




ORANGE, CT. (April 26, 2007) -- Hubbell Incorporated (NYSE: HUBA, HUBB) today reported operating results for the first quarter ended March 31, 2007.

Net sales in the first quarter of 2007 rose 9% to $625.7 million compared to $573.0 million reported in the first quarter of 2006. Net income in the first quarter 2007 was 5% higher at $41.7 million versus $39.7 million reported in 2006. Earnings per diluted share were $.69 or 6% above the $.65 reported in the first quarter last year. Acquisitions completed in the second and fourth quarters of 2006 contributed four percentage points of the net sales increase and were modestly accretive to earnings.

Cash flow from operations was $33.6 million compared to $16.5 million in the first quarter of 2006 due to improved working capital performance primarily related to lower inventory levels. Included in cash flow from operations was a $15 million contribution to a domestic pension plan in the first quarter of 2007. Capital expenditures in the quarter were $20.7 million. Also during the first quarter of 2007, the Company repurchased 658,000 shares of its common stock for $31.5 million.


                                  -continued-

OPERATIONS REVIEW

"We took an important step in the first quarter of 2007 in our campaign to return Hubbell to its historic levels of market leading profitability and performance," said Timothy H. Powers, Chairman, President, and Chief Executive Officer. "We are focused on three areas: price realization, productivity, and cost containment. Implementation of selling price increases to counter materials cost inflation is improving profitability which resulted in incremental sales of approximately 4-5% compared to the first quarter of 2006. We have implemented all planned price increases which have offset cost increases experienced to-date. Commodity prices remain at the high end of their historic range. In fact, steel, copper, and nickel were up again compared to late last year.

"The economic environment is consistent with our expectations. For Hubbell's Electrical segment, the non-residential construction, industrial maintenance and repair, and commercial and industrial ("C&I") lighting fixture markets all showed growth. Only the residential market declined and, as anticipated, at a rapid rate.

"Markets served by Hubbell's Power Systems and Industrial Technology segments continued to grow, and our operating results reflect Hubbell's prominent position in these markets with sales and operating profits up by more than 20% year-over-year."

SEGMENT REVIEW

The comments and year-over-year percentages in this segment review are based on first quarter results in 2007 and 2006.

Electrical segment net sales improved 2% year-over-year, with increases ranging from 6% to 10% for each of the Wiring Systems and Electrical Products businesses as well as the C&I lighting fixture operations. Only residential lighting fixtures reported a decline in volume. Segment operating profit declined 6% compared to the first quarter of 2006. Operating profit and margins rose at both the Electrical Products and C&I lighting fixture businesses due, in part, to price realization and cost containment measures. This was more than offset by the decline in residential


                                  -continued-
fixture volume at Hubbell Lighting, and new product introduction costs which reduced margins at Wiring Systems.

Hubbell's Power Systems segment reported 24% higher net sales and 27% higher operating profit. Contributing to both results was the acquisition in June, 2006, of Hubbell Lenoir City which accounted for approximately one-half of the sales increase and one-third of the operating profit increase. Also benefiting the segment's results were selling price increases and a modest incremental addition of storm-related demand.

The Industrial Technology segment completed another quarter of strong growth with net sales up by 27% and operating profit higher by 31%. Strength in international markets -- best represented in the quarter by shipment of two large international orders, and the segment's prominent position in industrial, specialty communications, and high voltage instrumentation markets contributed to the favorable result. Also contributing to the improved results was Austdac Pty Limited in Australia which completed its first full quarter as a part of Hubbell and contributed approximately one-third of the incremental sales and operating profit in the first quarter of 2007.

SUMMARY & OUTLOOK

"While we improved Hubbell's operating margin in the first quarter," Powers said, "up more than 300 basis points over the fourth quarter, this is only the first step. We have much more work to do.

"Our plan for the full year 2007 is based on continuing growth in most of Hubbell's markets although year-over-year improvement in sales is likely to be slower than in 2006. Only the residential market is expected to decline and, as we've noted previously, at a rate considerably worse than many had projected.

"We've projected net sales growth for Hubbell in 2007 to be 6-8% primarily through selling price increases and the impact of acquisitions. That increase together with our focus on price realization, productivity, and cost containment should result in earnings per diluted share of $2.90-$3.15 or a


                                  -continued-

12% to 22% increase over the $2.59 earnings per diluted share reported in 2006. With one quarter completed, we are on track to meet those sales and profit goals."

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements about capital resources, performance and results of operations and are based on the Company's reasonable current expectations. In addition, all statements regarding anticipated growth or improvement in operating results, anticipated market conditions, and economic recovery are forward-looking. These statements may be identified by the use of forward-looking words or phrases such as "improved", "leading", "improving", "continuing growth", "continued", "ranging", "contributing", "primarily", "plan", "expect", "anticipated," "expected", "expectations", "should result", "uncertain", "goals", "projected", "on track", "likely", and others. Such forward-looking statements involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: achieving sales levels to fulfill revenue expectations; unexpected costs or charges, certain of which may be outside the control of the Company; expected benefits of process improvement and other lean initiatives; the expected benefit and effect of the Hubbell 2006 business information system initiative and restructuring programs; the availability and costs of raw materials and purchased components; realization of price increases; the ability to achieve projected levels of efficiencies and cost reduction measures; general economic and business conditions; competition; and other factors described in our Securities and Exchange Commission filings, including the "Business" and "Risk Factors" Sections in the Annual Report on Form 10-K for the year ended December 31, 2006.


                                  -continued-

Hubbell Incorporated is an international manufacturer of quality electrical and electronic products for commercial, industrial, residential, utility, and telecommunications markets. With 2006 revenues of $2.4 billion, Hubbell Incorporated operates manufacturing facilities in the U.S., Canada, Puerto Rico, Mexico, Italy, Switzerland, Brazil, Australia and the United Kingdom, participates in joint ventures in Taiwan and the People's Republic of China, and maintains sales offices in Singapore, Hong Kong, South Korea, the People's Republic of China, Mexico, and the Middle East. The corporate headquarters is located in Orange, CT.

                                    # # # # #

                       (Financial Schedules are Attached.)

                              HUBBELL INCORPORATED
                   CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      (IN MILLIONS, EXCEPT PER SHARE DATA)


                                                    THREE MONTHS ENDED MARCH 31
                                                   (UNAUDITED)       (UNAUDITED)
                                                   -----------       -----------
                                                       2007             2006
                                                   -----------       -----------
NET SALES                                          $     625.7       $     573.0
COST OF GOODS SOLD                                       452.7             414.5
SELLING & ADMINISTRATIVE EXPENSES                        109.1              99.1
SPECIAL CHARGES                                             --               1.5
                                                   -----------       -----------

TOTAL OPERATING INCOME                                    63.9              57.9
  OPERATING INCOME AS A % OF NET SALES                    10.2%             10.1%
INTEREST EXPENSE, NET                                     (4.1)             (1.9)
OTHER (EXPENSE)/INCOME, NET                               (0.5)              0.3
                                                   -----------       -----------

INCOME BEFORE INCOME TAXES                                59.3              56.3
PROVISION FOR INCOME TAXES                                17.6              16.6
                                                   -----------       -----------

NET INCOME                                         $      41.7       $      39.7
                                                   ===========       ===========


EARNINGS PER SHARE:
  BASIC                                            $      0.70       $      0.66
  DILUTED                                          $      0.69       $      0.65

AVERAGE SHARES OUTSTANDING:
  BASIC                                                   59.7              60.5
  DILUTED                                                 60.4              61.2

                              HUBBELL INCORPORATED
                               SEGMENT INFORMATION
                                  (IN MILLIONS)


                                          THREE MONTHS ENDED MARCH 31
                                         (UNAUDITED)      (UNAUDITED)
                                         -----------      -----------
                                            2007             2006
                                         -----------      -----------
NET SALES
     ELECTRICAL                          $     399.0      $     391.1
     POWER                                     163.9            132.3
     INDUSTRIAL TECHNOLOGY                      62.8             49.6

                                         -----------      -----------
          TOTAL NET SALES                $     625.7      $     573.0
                                         ===========      ===========

OPERATING INCOME
     ELECTRICAL                          $      27.6      $      31.2
     SPECIAL CHARGES                              --             (1.7)(1)
                                         -----------      -----------
        TOTAL ELECTRICAL                        27.6             29.5
     POWER                                      25.2             19.9
     INDUSTRIAL TECHNOLOGY                      11.1              8.5
                                         -----------      -----------
          TOTAL OPERATING INCOME         $      63.9      $      57.9
                                         ===========      ===========


OPERATING INCOME AS A % OF NET SALES
     ELECTRICAL                                  6.9%             7.5%
     POWER                                      15.4%            15.0%
     INDUSTRIAL TECHNOLOGY                      17.7%            17.1%
                                         -----------      -----------
          TOTAL                                 10.2%            10.1%
                                         ===========      ===========


(1) 2006 SPECIAL CHARGES INCLUDES $0.2 CHARGED TO COST OF GOODS SOLD.

 THE 2006 SEGMENT OPERATING INCOME RESULTS HAVE BEEN ADJUSTED TO REFLECT THE INCLUSION OF STOCK-BASED COMPENSATION, CONSISTENT WITH THE 2007 PRESENTATION.

                              HUBBELL INCORPORATED
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                  (IN MILLIONS)

                                                     (UNAUDITED)
                                                    MARCH 31, 2007       DECEMBER 31, 2006
                                                  -----------------      -----------------
ASSETS

CASH AND CASH EQUIVALENTS                         $            64.5      $            45.3
SHORT-TERM INVESTMENTS                                         22.4                   35.9
ACCOUNTS RECEIVABLE, NET                                      399.2                  354.3
INVENTORIES, NET                                              318.1                  338.2
DEFERRED TAXES AND OTHER                                       48.1                   40.7
                                                  -----------------      -----------------

   TOTAL CURRENT ASSETS                                       852.3                  814.4

PROPERTY, PLANT AND EQUIPMENT, NET                            325.2                  318.5
INVESTMENTS                                                    14.0                    0.3
GOODWILL                                                      438.6                  436.7
INTANGIBLE ASSETS AND OTHER                                   194.0                  181.6
                                                  -----------------      -----------------

   TOTAL ASSETS                                   $         1,824.1      $         1,751.5
                                                  =================      =================
LIABILITIES AND SHAREHOLDERS' EQUITY

SHORT-TERM DEBT                                   $            76.0      $            20.9
ACCOUNTS PAYABLE                                              175.6                  163.9
ACCRUED SALARIES, WAGES AND EMPLOYEE BENEFITS                  41.3                   49.2
DIVIDENDS PAYABLE                                              19.7                   19.9
ACCRUED INSURANCE                                              50.4                   42.8
OTHER ACCRUED LIABILITIES                                      70.0                   85.6
                                                  -----------------      -----------------

   TOTAL CURRENT LIABILITIES                                  433.0                  382.3

LONG-TERM DEBT                                                199.4                  199.3
OTHER NON-CURRENT LIABILITIES                                 172.3                  154.4
                                                  -----------------      -----------------

   TOTAL LIABILITIES                                          804.7                  736.0

SHAREHOLDERS' EQUITY                                        1,019.4(1)             1,015.5
                                                  -----------------      -----------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY        $         1,824.1      $         1,751.5
                                                  =================      =================


(1) 2007 SHAREHOLDERS' EQUITY INCLUDES AN INCREASE OF $4.7 IN CONNECTION WITH THE COMPANY'S ADOPTION ON JANUARY 1, 2007 OF FINANCIAL ACCOUNTING STANDARDS BOARD ("FASB") INTERPRETATION NO. 48, "ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES - AN INTERPRETATION OF FASB STATEMENT NO. 109".

                              HUBBELL INCORPORATED
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (IN MILLIONS)


                                                           THREE MONTHS ENDED MARCH 31
                                                          (UNAUDITED)      (UNAUDITED)
                                                          -----------      -----------
                                                             2007             2006
                                                          -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES
   NET INCOME                                             $      41.7      $      39.7
   DEPRECIATION AND AMORTIZATION                                 14.9             12.9
   STOCK-BASED COMPENSATION EXPENSE                               2.6              2.7
   CHANGES IN WORKING CAPITAL                                    (5.1)           (34.9)
   CONTRIBUTION TO DOMESTIC PENSION PLANS                       (15.0)              --
   OTHER, NET                                                    (5.5)            (3.9)
                                                          -----------      -----------

        NET CASH PROVIDED BY OPERATING ACTIVITIES                33.6             16.5
                                                          -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES
   CAPITAL EXPENDITURES                                         (20.7)           (17.2)
   ACQUISITION OF BUSINESSES, NET OF CASH ACQUIRED               (2.8)            (0.1)
   NET CHANGE IN INVESTMENTS                                     (0.3)             8.1
   OTHER, NET                                                     1.0              0.7
                                                          -----------      -----------

        NET CASH USED IN INVESTING ACTIVITIES                   (22.8)            (8.5)
                                                          -----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES
   BORROWINGS/REPAYMENTS OF DEBT                                 55.2             (9.1)
   PAYMENT OF DIVIDENDS                                         (19.9)           (20.2)
   ACQUISITION OF COMMON SHARES                                 (31.5)           (32.9)
   OTHER, NET                                                     4.4              7.2
                                                          -----------      -----------

        NET CASH PROVIDED BY (USED IN) FINANCING
           ACTIVITIES                                             8.2            (55.0)
                                                          -----------      -----------

EFFECT OF FOREIGN EXCHANGE RATE CHANGES ON CASH AND
    CASH EQUIVALENTS                                              0.2              0.1
                                                          -----------      -----------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                 19.2            (46.9)
CASH AND CASH EQUIVALENTS
    BEGINNING OF PERIOD                                          45.3            110.6
                                                          -----------      -----------
    END OF PERIOD                                         $      64.5      $      63.7
                                                          ===========      ===========